UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

January 18, 2022

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Former CEO

On January 18, 2022, Wendell Blonigan informed the Board of Directors (the “Board”) of Intevac, Inc. (the “Company”) of his resignation from his positions as the Company’s President and Chief Executive Officer, as a member of the Board, and from all other positions he holds in the Company or any of its subsidiaries, effective immediately. In submitting his resignation, Mr. Blonigan did not express any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of New CEO

On January 19, 2022, the Board appointed Nigel Hunton as President and Chief Executive Officer of the Company and as a member of the Board with a term expiring at the next annual meeting of the Company’s stockholders, to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. On January 20, 2022, the Company issued a press release announcing the appointment of Mr. Hunton. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Hunton, age 61, most recently served as President and Chief Executive Officer at Photon Control Inc., a fiber optics equipment manufacturing company, from May 2019 to July 2021. Prior to that, Mr. Hunton served as President and Chief Executive Officer at Ferrotec (USA) Corporation, an electronics component manufacturing company, from July 2017 to May 2019. From April 2017 to July 2017, Mr. Hunton served as Special Projects Manager at Ferrotec GmbH. Mr. Hunton served as Managing Director at Hunton Associates Ltd, a management consulting company, from January 2016 to July 2017. From 2012 to 2015, Mr. Hunton served as Chief Executive Officer of MBA Polymers, Inc., a recycling company. From 1985 to 2012, Mr. Hunton served in various management roles at the Edwards Group, a global vacuum technology company. Additionally, Mr. Hunton is a member of the advisory board of Arsenal Capital Partners, a private equity firm. Mr. Hunton holds a Bachelor of Science degree in Mechanical Engineering from UMIST, Manchester.

There are no arrangements or understandings between Mr. Hunton and any other persons pursuant to which he was appointed President and Chief Executive Officer or as a member of the Board. There are also no family relationships between Mr. Hunton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 19, 2022, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Hunton (the “Executive”), which sets forth the terms governing the Executive’s employment, with an employment start date of January 19, 2022 (the “Start Date”). The following summary is qualified in its entirety by reference to the full text of the Employment Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Board Membership. The Executive will be appointed to serve as a member of the Board of Directors of the Company (the “Board”) effective as of, or as soon as reasonably practicable following, the Start Date. Thereafter, at each annual meeting of the Company’s stockholders during his employment at which Executive’s term as a member of the Board has otherwise expired, the Company will nominate Executive to serve as a member of the Board. His service as a member of the Board will be subject to any required stockholder approval.

Salary. The Employment Agreement sets the Executive’s annual base salary at $550,000.

Bonus. The Employment Agreement provides that the Executive will be eligible to receive a bonus targeted annually at 100% of the Executive’s then-current base salary, and for 2022 only, a maximum bonus opportunity equal to 200% of the Executive’s then-current base salary for performance at or above top performance levels. Any bonus may be based on a variety of metrics including the Executive’s performance and the Company’s performance and such other factors as the Company deems appropriate. Any bonus will be paid in the Company’s sole discretion, except that for 2022, the Executive’s bonus amount will be no less than $275,000.

Equity Awards. Pursuant to the terms of the Employment Agreement, and as a material inducement to the Executive accepting employment with the Company, the Company will recommend that the Executive be granted two restricted stock unit (“RSU”) awards. The first RSU award will be an award of 166,500 RSUs and will be scheduled to vest in approximately equal annual installments over three (3) years from the Start Date, subject to the Executive’s continued service through the applicable vesting date. The second RSU award will be an award of 100,000 RSUs and will be scheduled to vest as to 100% of the RSUs subject to such award on the first anniversary of the Start Date, subject to the Executive’s continued service through the applicable vesting date. The RSU awards will be subject to the terms, definitions and provisions of the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) or an inducement equity incentive plan adopted by the Company (in either event, the “Equity Plan”) and an award agreement provided by the Company.

Additionally, pursuant to the terms of the Employment Agreement, and as a material inducement to the Executive accepting employment with the Company, at approximately the same time that the Company grants 2022 annual performance-based equity awards to its other executives, the Company will recommend that the Executive be granted an award of 333,500 performance-based RSUs (at target performance) (“PRSUs”), with the other terms of the PRSUs substantially similar to the terms of the 2022 annual performance-based RSUs to be granted to other executives of the Company. The PRSUs will be subject to the terms, definitions and provisions of the Equity Plan and an award agreement provided by the Company.

Relocation Benefits. The Company will assist the Executive with certain reasonable and customary relocation expenses, not to exceed $20,000.

Severance Benefits. If the Company terminates the Executive’s employment with the Company for a reason other than Cause (as such term is defined in the Employment Agreement) (and not by reason of the Executive’s death or Disability (as such term is defined in the Employment Agreement)) or if the Executive resigns from employment with the Company for Good Reason (as such term is defined in the Employment Agreement), the Executive will receive as severance from the Company: (i) continuing payments of the Executive’s base salary in effect on the date of the Executive’s termination, payable in accordance with the Company’s standard payroll procedures for a period of twelve (12) months; (ii) the immediate vesting of each of the Executive’s then-outstanding equity awards as to 50% of the unvested number of shares subject to each equity award (or, if such termination occurs within the twelve (12) month period following a Change in Control (as defined in the 2020 Plan) (the “Change in Control Period”), the immediate vesting as of 100% of the Executive’s then-outstanding equity awards); (iii) payment or reimbursement for premiums for medical, vision and dental coverage under COBRA for the Executive and his eligible dependents for up to twelve (12) months; (iv) a lump sum payment equal to a prorated portion of the average bonus paid to the Executive over the three most recently completed bonus periods or such lesser period of time that the Executive has been employed (or at target bonus if no bonus period has been completed), or, if the termination occurs within the Change in Control Period, payment of 100% of the Executive’s target bonus; and (v) if bonuses have not been paid for the calendar year preceding the year in which the termination occurs, a lump sum payment equal to the bonus that the Executive would have received had he remained employed through the bonus payment date based on actual performance (the payments in (iv) and (v), the “Bonus Payments”). Further, if the Executive’s termination is due to death or Disability, then the Executive will receive the Bonus Payments. The receipt of severance under the Employment Agreement is contingent upon the Executive signing and not revoking a release of claims in favor of the Company, and his continued compliance with the terms of his confidentiality agreement entered into with the Company.

Excise Tax. In the event that the severance or change in control-related or other payments or benefits payable to the Executive constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the Executive’s payments or benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the Executive on an after-tax basis of the greatest amount of benefits.

Adoption of Inducement Plan

On January 19, 2022, the Board adopted the 2022 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 1,200,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the Company’s 2020 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a merger or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception or to comply with the Nasdaq acquisition and merger exception.

In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

The foregoing description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Plan and related form of RSU agreement under the Inducement Plan, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 19, 2022, by and between Nigel Hunton and Intevac, Inc.

10.2	Intevac, Inc. 2022 Inducement Equity Incentive Plan

10.3	Form of RSU Agreement under the Intevac, Inc. 2022 Inducement Equity Incentive Plan

99.1	Press release dated January 20, 2022

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: January 20, 2022	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer